UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 9, 2011

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

As described under Item 5.07 of the Current Report on Form 8-K filed on June 10, 2011, the stockholders of Equinix, Inc. (the “Company”) approved an amendment to the Company’s Restated Certificate of Incorporation (the “Restated Certificate”) to reduce the current voting requirement to a majority of the outstanding shares entitled to vote to amend, repeal or adopt any provision of the Restated Certificate (“Certificate Amendment”) at the 2011 Annual Meeting of Stockholders held on June 9, 2011 (the “Annual Meeting”). The Certificate Amendment is described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A in connection with the 2011 Annual Meeting. The Certificate Amendment, is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference herein.

As described under Item 5.07 of the Current Report on Form 8-K filed on June 10, 2011, the stockholders of the Company approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws Amendments”) to (i) reduce the current voting requirement to a majority of the outstanding shares entitled to vote to remove any directors or the entire board for cause; and (ii) reduce the current voting requirement to a majority of the outstanding shares entitled to vote to amend, alter, add to or rescind or repeal the Bylaws. The Bylaws Amendments are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Schedule 14A in connection with the 2011 Annual Meeting. The Amended and Restated Bylaws, as amended by the Bylaws Amendments, are attached to this Current Report on Form 8-K as Exhibit 3.2 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Equinix, Inc.

3.2	Amended and Restated Bylaws of Equinix, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: June 14, 2011	By:	/s/ Brandi Galvin Morandi
Brandi Galvin Morandi General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of the Restated Certificate of Incorporation of Equinix, Inc.

3.2	Amended and Restated Bylaws of Equinix, Inc.